June 16, 1998


Homestead Village Incorporated
Robert Aldworth
Senior Vice President and Chief Financial Officer
2100 RiverEdge Parkway
Atlanta, Georgia  30328

Dear Mr. Aldworth:

         This will confirm our understanding whereby Security Capital Group Incorporated ("Subscriber") will agree to subscribe for up to $200 million principal amount of Homestead Village Incorporated ("Homestead") convertible subordinated debentures ("Subordinated Debentures"), convertible into shares of Homestead Common Stock, $.01 par value per share (the "Shares"). This Subscription Agreement is entered into in connection with Homestead entering into a Credit Agreement dated June 15, 1998 ("Credit Agreement"), for up to $200 million with certain banks ("Banks") and Commerzbank AG, acting through its New York Branch as agent for the Banks (the "Agent").


         1. Documents. Subscriber has received and read (i) the Homestead Form 10-K for 1997, (ii) the Homestead Form 10-Q for the quarter ended March 31, 1998, (iii) the Homestead Proxy Statement for the 1998 Annual Meeting of Shareholders, (iv) this Subscription Agreement, (v) the Form of Subordinated Debenture attached hereto as Exhibit A, (vi) the Credit Agreement, and (vii) Homestead's Articles of Incorporation, as amended (the "Articles of Incorporation"), and By-laws, as amended (the "By-laws"). The Form 10-K, Form 10-Q, Proxy Statement, Form of Subordinated Debenture, this Subscription Agreement, Credit Agreement and the Articles of Incorporation and the By-laws of Homestead are referred to collectively herein as the "Documents."

         2. Subscription. On the terms set forth herein, Subscriber hereby subscribes for up to $200 million principal amount (the "Subscription Amount") of Subordinated Debentures substantially in the form attached as Exhibit A, at a price of $1,000 per $1,000 principal amount of Subordinated Debentures at the time the subscription is called in whole or in part ("Subscription Price"). The parties acknowledge and agree that the Subscription Amount will be used first, to repay Homestead's obligations under the Credit Agreement and second, to the extent necessary, to fund projects under development which are Mortgaged Properties (as defined in the Credit Agreement). Subscriber hereby agrees that this subscription is and shall be irrevocable and shall survive and shall not be affected by the subsequent dissolution, bankruptcy or insolvency of Homestead, or any defenses, counterclaims or setoffs which Subscriber may at any time have against Homestead, but that the obligations hereunder will terminate if (a) Homestead or the Agent does not call the subscription or any part of it for any reason by June 30, 1999 or (b) 14 days after the Credit Agreement is terminated. Subscriber acknowledges that Homestead is not obligated to call all or any part of the Subscription Amount. In addition, Subscriber's obligation to fund the Subscription Amount will be reduced or terminated to the extent Homestead (i) issues equity securities, including Shares, to any third party (or to Subscriber pursuant to a separate offering) before June 30, 1999, as provided in Section 9, and (ii) uses the proceeds thereof to pay down its obligations under the Credit Agreement by the amount of net proceeds received by Homestead from the sale of equity securities and any remaining net proceeds to fund projects under development which are Mortgaged Properties (as defined in the Credit Agreement). Subscriber acknowledges and agrees that any issuance of convertible subordinated debentures in a private offering managed by Merrill Lynch, the proceeds of which will be used to purchase convertible mortgages of Homestead, shall not reduce or terminate Subscriber's subscription obligation hereunder. As of the date of this Subscription Agreement, Subscriber has no knowledge of any claims or offsets against Homestead.

         3. Repayment of Subordinated Debentures. Homestead shall have 90 days after the date of the initial issuance of Subordinated Debentures under this Agreement to complete an equity offering to repay Subordinated Debentures issued to Subscriber. If at the end of such 90 day period Homestead has not completed an equity offering, then the Subordinated Debentures shall, subject to the following sentence, automatically be converted into Shares at a conversion price equal to the lower of the Fair Market Value of the Shares when the Subscription Agreement is executed by Homestead or the Fair Market Value of the Shares on the 90th day after issuance of the Subordinated Debentures. The Shares issuable upon conversion of the Subordinated Debentures shall be registered under the Securities Act of 1933, as amended (the "Securities Act"). If Homestead becomes in default under the Credit Agreement after the issuance of the Subordinated
Debentures and before the 90th day after issuance, then the Subordinated Debentures shall become non-convertible and interest shall accrue at 15% per annum.

         For purposes hereof, "Fair Market Value" shall be:

                  (a) If the Shares are listed on a national securities exchange or reported on the NASDAQ National Market System, the average daily per-Share closing sales price during the 20 trading-day period immediately prior to any determination date.

                  (b) If the Shares are not listed or reported but published bid and asked prices are available with respect to the Shares, the mean between the average per-Share closing bid and asked prices during the 20 trading day period immediately prior to any determination date.

         4.       Purchase of Non-Convertible Subordinated Debt.

                  (a) If Homestead is in default under the Credit Agreement when it or the Agent calls for payment of any of the Subscription Amount due under this Subscription Agreement, Subscriber shall purchase non-convertible subordinated debt of Homestead in satisfaction of its funding obligations under this Subscription Agreement, which non-convertible subordinated debt shall have the same terms as the Subordinated Debentures except they shall bear interest at the rate of 15% per annum and shall not be convertible into Shares.

                  (b) If the Agent calls for payment of any of the  Subscription
         Amount due under the Subscription Agreement within eight days of the termination of the Credit Agreement, Subscriber shall purchase non-convertible subordinated debt of Homestead in satisfaction of its funding obligations under this Subscription Agreement, which non-convertible subordinated debt shall have the same terms as the Subordinated Debentures except such debt shall bear interest at the rate of 15% per annum and shall not be convertible into Shares. Within 5 days of issuing such non-convertible subordinated debt, Homestead may at its option exchange Subordinated Debentures (which shall be convertible at a price which is 20% less than the Subordinated Debentures) for the entire principal amount of the non-convertible subordinated debt issued to Subscriber.

         5.       Payment of Subscription Amount; Pledge of Subscription.

                  (a) Subscriber agrees to pay up to the full Subscription Amount in the manner and on the dates set forth below:

                           (i) On the date (the "Initial Funding Date") specified by Homestead or the Agent upon not less than seven days' prior written notice to Subscriber (the "Initial Funding Notice"), Subscriber shall pay the amount specified by Homestead or the Agent, as the case may be, in the Initial Funding Notice, for the account of Homestead, as indicated below. Payment shall be made by wire transfer of immediately available funds to the collateral account maintained by the Agent specified by Homestead and the Agent (the "Collateral Account") under the terms of the Security Agreement (as defined in the Credit Agreement).

                           (ii) On any subsequent date (any such date as well as
                  the Initial Funding Date being referred to as a "Funding Date") specified by Homestead or the Agent upon not less than seven days' prior written notice (any such notice as well as the Initial Funding Notice being referred to as a "Funding Notice") to Subscriber, Subscriber shall pay an amount specified by Homestead or the Agent, as the case may be (a "Subsequent Installment") (up to a maximum of $200 million, less any amounts previously funded by Subscriber under this Subscription Agreement), by wire transfer of immediately available funds to the Collateral Account.

                           (iii) Upon  payment  by  Subscriber  pursuant  to any
                  Funding Notice, Homestead shall issue that principal amount of Subordinated Debentures so purchased.

                           (iv) Homestead  shall not make more than two requests
                  for funding under this Subscription Agreement.

                  (b) Subscriber agrees and acknowledges that Homestead may directly or indirectly borrow against unfunded portions of the Subscription Amount under the Credit Agreement, which borrowings under the Credit Agreement may be repaid by calling such subscription. Subscriber agrees and acknowledges that such borrowings under the Credit Agreement will constitute binding commitments of Homestead and that Homestead may pledge its rights under this Subscription Agreement, including without limitation, the payment obligations of Subscriber hereunder as security for any such borrowings under the Credit Agreement; Subscriber further agrees that, if so notified or instructed by Homestead or the Agent, it will make payments directly to the Collateral Account. Subscriber agrees, upon the reasonable request of Homestead, to execute and deliver such further instruments or do or cause to be done such further acts as may be necessary to be done to effectuate and confirm the pledge of this subscription as security for any such borrowing under the Credit Agreement.

                  (c) A default ("Default") shall occur hereunder if, for any reason, Subscriber fails to pay the full amount due on any Funding Date and such failure shall continue unremedied for a period of 5 business days immediately following written notice of such failure. Subscriber agrees that if a Default occurs hereunder, Homestead or the Agent, as the case may be, may exercise any remedy available at law or equity, provided that Homestead's damages for a Default shall be limited to receiving the full amount due on such Funding Date plus interest at the rate equal to the default rate in the Credit Agreement from the Funding Date. In no event shall Homestead be entitled to consequential damages for any Default.

         6. Representations and Warranties of Subscriber. Subscriber hereby represents and warrants as follows:

                  (a) Homestead shall rely upon the representations, warranties, and agreements of Subscriber contained in this Subscription Agreement in determining the applicability of certain laws and regulations to the transactions contemplated hereby and accordingly such representations and warranties shall survive the closing hereunder.

                  (b) Subscriber acknowledges that no Federal or state agency has passed upon the Subordinated Debentures or made any finding or determination as to the fairness of this investment, the terms of the offer and the sale of the Subordinated Debentures or Shares issuable upon conversion of the Subordinated Debentures or the adequacy of the disclosure made in the Documents.

                  (c) Subscriber must bear the economic risk of its investment in the Subordinated Debentures for an indefinite period of time because
         (1) the Subordinated Debentures have not been registered under the Securities Act and, therefore, cannot be sold or transferred unless either they are subsequently registered under the Securities Act or an exemption from such registration is available; and (2) the Subordinated Debentures cannot be sold or transferred unless they are registered under applicable state securities laws or an exemption from such registration is available.

                  (d) The Subordinated Debentures for which Subscriber hereby subscribes are being acquired for its own account, and not with any view toward the resale or distribution thereof, or with any present intention of selling or distributing any of the Subordinated Debentures, but subject nevertheless to the disposition of the Subordinated Debentures being at all times within Subscriber's control, subject to the instruments constituting and governing such Subordinated Debentures.

                  (e) Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Subordinated Debentures.

                  (f) Subscriber has carefully reviewed the Documents and any other written materials delivered to Subscriber by Homestead, has been furnished with all materials that it considers relevant to an investment in the Subordinated Debentures and has had a full opportunity to ask questions of and receive answers from Homestead or any person or persons acting on behalf of Homestead concerning the terms and conditions of an investment in the Subordinated Debentures. No statement or printed material which is contrary to the Documents has been made or given by or on behalf of Homestead.

                  (g) Subscriber is an accredited investor by virtue of the fact that it is a corporation not formed for the specific purpose of acquiring the Subordinated Debentures, with total assets in excess of $5,000,000.

                  (h) Subscriber is a corporation duly organized, validly existing and in good standing under the laws of Maryland; (i) has all requisite power and authority to invest in the Subordinated Debentures as provided herein; (ii) such investment will not result in any violation of or conflict with any term of the charter or by-laws of Subscriber or any other organizational document or instrument by which it is bound or any law or regulation applicable to it; (iii) such investment has been duly authorized by all necessary action on behalf of Subscriber; and (iv) this Subscription Agreement has been duly executed and delivered on behalf of Subscriber and constitutes a legal, valid and binding agreement of Subscriber and is enforceable against Subscriber in accordance with its terms.

         7. Representations, Warranties and Covenants of Homestead. Homestead hereby represents, warrants and covenants as follows:

                  (a) (i) It is duly organized, validly existing and in good standing under the laws of the State of Maryland; (ii) it has all requisite power and authority to sell the Subordinated Debentures and the Shares issuable upon conversion of the Subordinated Debentures as provided herein; (iii) such sale will not result in any violation of or conflict with any term of its Articles of Incorporation or By-Laws or any other organizational document or instrument by which it is bound or any law or regulation applicable to it; (iv) such sale has been duly authorized by all necessary action on its behalf (subject to such stockholder approval of their issuance as may be required by the New York Stock Exchange); and (v) this Subscription Agreement has been duly executed and delivered on its behalf and constitutes its legal, valid and binding agreement.

                  (b) All written information which it has provided to Subscriber concerning itself, including all information contained herein and in the Documents, is correct and complete in all material respects as of the date of this Subscription Agreement and may be relied upon, and if there should be any material change in such information prior to this subscription being accepted, it will immediately provide Subscriber with notice of such change.

                  (c) It will call the subscription (i) first, to repay amounts outstanding under the Credit Agreement and will borrow funds under the Credit Agreement using this subscription as collateral only when required in connection with its normal business operations and for no other purpose, and (ii) second, and only after all amounts under the Credit Agreement have been repaid, to fund projects under development which are Mortgaged Properties (as defined in the Credit Agreement).

                  (d) All Subordinated Debentures issued pursuant hereto, when paid for as contemplated hereby, shall be valid and binding obligations of Homestead enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (e) All Shares issued upon conversion of the Subordinated Debentures shall be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights or any other claim of Homestead or any third party except as may have been created by Subscriber.

                  (f) It will use the proceeds of any equity offering completed while the Subscription Agreement is in effect to repay its obligations under the Credit Agreement.

                  (g) It will redeem any Subordinated Debentures solely from the proceeds of an equity offering.

                  (h) It will promptly deliver to Subscriber copies of all filings made by it under the Securities Exchange Act of 1934, as amended (the"Exchange Act"), and the Securities Act prior to the expiration of this Subscription Agreement.

                  (i) It will use its best  efforts to register the Shares under
         the  Securities  Act  prior  to  the   Subordinated   Debentures  being
         converted.

         8. Other Issuances of Equity Securities. Except as otherwise provided in Section 2, Subscribers' obligations to make fundings under this Subscription Agreement shall be reduced by an amount equal to the net amount received by Homestead from any equity financing from Subscriber or any third party, including, but not limited to, any rights offering, underwritten public offering or private placement of equity securities, including Shares, made prior to June 30, 1999, to the extent that such net amounts are applied to reduce Homestead's obligations under the Credit Agreement and any remaining net amounts are used to fund projects under development which are Mortgaged Properties (as defined in the Credit Agreement).

         9. Other Equity Offerings. Nothing contained in this Subscription Agreement shall prohibit Homestead from conducting any other equity offering, including a rights offering to all holders of Shares, in which Subscriber will have an option to participate on a pro rata basis consistent with its existing shareholder's agreement.

         10. Reimbursement Amount. In consideration of Subscriber entering into this Subscription Agreement and agreeing to provide funding hereunder, Homestead shall pay Subscriber a reimbursement amount of 30 basis points on the total Subscription Amount and shall pay all reasonable legal and other expenses incurred by Subscriber in connection with the preparation and performance of this Subscription Agreement. The reimbursement amount shall be for reimbursement of Subscriber's costs in arranging back-up financing for its subscription obligation. The reimbursement amount shall be paid in three equal installments beginning on the date of Homestead's execution of this Subscription Agreement and 30 days and 60 days thereafter.

         11. Comfort Letter. Upon execution and delivery of this Subscription Agreement by Subscriber and acceptance by Homestead, the Comfort Letter dated April 24, 1998, from Subscriber to Commerzbank AG shall terminate and be of no further force and effect.

         12. Governing Law. This Subscription Agreement shall be construed in accordance with and governed by the internal laws of the State of Maryland.

         13. Entire Agreement; Amendments. This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing which is executed by Subscriber and Homestead, and agreed to in writing by all Banks to which this Subscription Agreement will be pledged.

         14. Severability. Insofar as possible, each provision of this Subscription Agreement shall be interpreted so as to render it valid and enforceable under applicable law and severable from the remainder of this Subscription Agreement. A finding that any such provision is invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of any other provision or the validity or enforceability of such provision under the laws of any other jurisdiction.

         15. Execution in Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Subscription Agreement to produce or account for more than one counterpart.

         16. Headings. The headings in this Subscription Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

         17. Interpretation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

         18. Further Assurances. Subscriber, by executing this Subscription Agreement, agrees that it will take such actions and execute such further documents as Homestead may reasonably request from time to time in order to carry out the purposes of this Subscription Agreement.

         The foregoing Subscription Agreement is made as of the date stated below by Subscriber.

                  Dated:  June ___, 1998

                                      SECURITY CAPITAL GROUP INCORPORATED

                                      By:      ______________________________
                                      Name:    ______________________________
                                      Title:   ______________________________
                                      125 Lincoln Avenue
                                      Santa Fe, New Mexico  87501

         Homestead   hereby   accepts  the   subscription   set  forth  in  this
Subscription Agreement.

                  Dated:  June ____, 1998

                                      HOMESTEAD VILLAGE
                                        INCORPORATED

                                      By:      ______________________________
                                      Name:    Robert C. Aldworth
                                      Title:   Senior Vice President and
                                               Chief Financial Officer